BELLOAK ADVISORS (LOGO)

MANAGEMENT’S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA

1.	BellOak, LLC (the “Company”, or “BellOak”) is responsible for assessing compliance with the servicing criteria applicable to it in Items 1122(d)(3)(i)(A-B) and 1122(d)(4)(vii) of paragraph (d) of Item 1122 of the U.S. Securities and Exchange Commission’s Regulation AB, as of and for the year ended December 31, 2025, (the “Reporting Period”), as set forth in Appendix A hereto (the “applicable servicing criteria”). The transactions covered by this report include asset-backed securities transactions for which the Company acted as the Senior Trust Advisor, Trust Advisor, and Operating Advisor for the asset-backed securities transactions listed in Appendix B hereto (the “Platform”).

2.	BellOak, LLC used the criteria set forth in Items 1122(d)(3)(i)(A-B) and 1122(d)(4)(vii) of paragraph (d) of Item 1122 of Regulation AB (defined in Appendix A) to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.

3.	BellOak, LLC has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2025, for the Platform.

4.	Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

BellOak, LLC

February 20, 2026

/s/ Dennis Grzeskowiak

Dennis Grzeskowiak, Principal of BellOak, LLC

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BELLOAK ADVISORS (LOGO)

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA
Reference	Criteria
Item 1122(d)(3)(i)(A-B)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements.
Item 1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

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BELLOAK ADVISORS (LOGO)

Appendix B – The Platform

BellOak, LLC was named as the Senior Trust Advisor, Trust Advisor and Operating Advisor for all portfolios listed below. However, there was only activity requiring BellOak, LLC to perform the role of Senior Trust Advisor, Trust Advisor, and Operating Advisor for the portfolios designated with a “X” throughout the period in scope listed below. ￼

Portfolio Name:	Service Agreement Date	Period in Scope:	Senior Trust Advisor, Trust Advisor, and Operating Advisor activity required as of and for the year ended December 31, 2025
245 Park Avenue Trust 2017-245P	5/30/2017	1/1/2025 to 12/31/2025
AREIT 2024 C9 (CLO)	5/1/2024	1/1/2025 to 12/31/2025
ARZ 2024 BILT	5/1/2024	1/1/2025 to 12/31/2025
BANK5 2024-5YR10	10/1/2024	1/1/2025 to 12/31/2025
BANK5 2025-5YR14	4/1/2025	4/1/2025 to 12/31/2025
BANK5 2025-5YR16	8/1/2025	8/1/2025 to 12/31/2025
BBCMS 2023 C21	10/1/2023	1/1/2025 to 12/31/2025
BBCMS 2024 5C27	7/1/2024	1/1/2025 to 12/31/2025
BBCMS 2024 C30	11/1/2024	1/1/2025 to 12/31/2025
BBCMS 2024-C24	2/2/2024	1/1/2025 to 12/31/2025
BBCMS 2025-5C33	3/1/2025	3/1/2025 to 12/31/2025
BBCMS 2025-5C38	11/1/2025	11/1/2025 to 12/31/2025
BBCMS 2025-C35	7/1/2025	7/1/2025 to 12/31/2025
BMARK 2023 V2	5/1/2023	1/1/2025 to 12/31/2025
BMARK 2024 V5	1/1/2024	1/1/2025 to 12/31/2025
BMO 2023-5C2	11/1/2023	1/1/2025 to 12/31/2025
BMO 2024 5C5	8/1/2024	1/1/2025 to 12/31/2025
BMO 2024-5C7	10/1/2024	1/1/2025 to 12/31/2025
BMO 2024-C8	3/1/2024	1/1/2025 to 12/31/2025
BMO 2025-5C11	6/1/2025	6/1/2025 to 12/31/2025
BMO 2025-5C13	12/1/2025	12/1/2025 to 12/31/2025
BMO 2025-5C9	3/1/2025	3/1/2025 to 12/31/2025
BPR 2024 PRK	11/15/2024	1/1/2025 to 12/31/2025
BRCK 2025-830B	12/11/2025	12/11/2025 to 12/31/2025
BX 2025-OMG	10/15/2025	10/15/2025 to 12/31/2025

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BELLOAK ADVISORS (LOGO)

Portfolio Name:	Service Agreement Date	Period in Scope:	Senior Trust Advisor, Trust Advisor, and Operating Advisor activity required as of and for the year ended December 31, 2025
BX 2025-VLT7	7/15/2025	7/15/2025 to 12/31/2025
CALI 2024 SUN	7/9/2024	1/1/2025 to 12/31/2025
CGCMT 2014-GC23	8/1/2014	1/1/2025 to 12/31/2025
CGCMT 2016 C3	11/1/2016	1/1/2025 to 12/31/2025
CGCMT 2017-B1	8/1/2017	1/1/2025 to 12/31/2025
CRSO 2023 - BRND	7/1/2023	1/1/2025 to 12/31/2025
DBUBS 2011-LC3	8/1/2011	1/1/2025 to 12/31/2025	X
DK 2025-LXP	8/27/2025	8/27/2025 to 12/31/2025
DTP 2023 STE2	12/28/2023	1/1/2025 to 12/31/2025
ELCML 2024 GTWY	8/29/2024	1/1/2025 to 12/31/2025
GSMS 2013-GC10	2/1/2013	1/1/2025 to 12/31/2025
GSMS 2013-GC13	5/1/2013	1/1/2025 to 12/31/2025
GSMS 2014-GC20	4/1/2014	1/1/2025 to 12/31/2025	X
GSMS 2015-GC30	5/1/2015	1/1/2025 to 12/31/2025
JPMCC 2012-CIBX	6/1/2012	1/1/2025 to 12/31/2025	X
JPMCC 2024 IGLG	11/15/2024	1/1/2025 to 12/31/2025
JPMCC 2024 OMNI	9/24/2024	1/1/2025 to 12/31/2025
JW 24 MRCO	6/21/2024	1/1/2025 to 12/31/2025
KSL 2025-MH	12/3/2025	12/3/2025 to 12/31/2025
LOEWS 2024 MIA	9/10/2024	1/1/2025 to 12/31/2025
MAC 2025-801B	9/30/2025	9/30/2025 to 12/31/2025
MAD 2025-11MD	9/25/2025	9/25/2025 to 12/31/2025
MCR 2024 TWA	6/20/2024	1/1/2025 to 12/31/2025
MSBAM 2013-C12	10/1/2013	1/1/2025 to 12/31/2025
MSBAM 2025-5C1	3/1/2025	3/1/2025 to 12/31/2025
MSC 2011-C3	10/1/2011	7/31/2025 to 12/31/2025
MSC 2017-H1	6/1/2017	1/1/2025 to 12/31/2025
MSWF 2023-2	12/1/2023	1/1/2025 to 12/31/2025
NYC 2025-1155	5/20/2025	5/20/2025 to 12/31/2025

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BELLOAK ADVISORS (LOGO)

Portfolio Name:	Service Agreement Date	Period in Scope:	Senior Trust Advisor, Trust Advisor, and Operating Advisor activity required as of and for the year ended December 31, 2025
P11 2025-P11	7/31/2025	7/31/2025 to 12/31/2025
PFP 2024-11 (CLO)	8/5/2024	1/1/2025 to 12/31/2025
PGA 2024 RSR2	6/6/2024	1/1/2025 to 12/31/2025
SCG 2025-DLFN	3/20/2025	3/20/2025 to 12/31/2025
STDIO 2025-RLGH	8/27/2025	8/27/2025 to 12/31/2025
SYCA 2025-WAG	11/12/2025	11/12/2025 to 12/31/2025
TPG 2024 WLSC	11/15/2024	1/1/2025 to 12/31/2025
UBS 2011-C1	12/1/2011	1/1/2025 to 12/31/2025
VTR 2025-STEM	10/16/2025	10/16/2025 to 12/31/2025
WFCM 2015 C27	3/1/2015	1/1/2025 to 12/31/2025	X
WFCM 2015 LC20	3/1/2015	1/1/2025 to 12/31/2025	X
WFCM 2015-C29	6/1/2015	1/1/2025 to 12/31/2025
WFCM 2015-C31	11/1/2015	1/1/2025 to 12/31/2025
WFCM 2015-NXS1	4/1/2015	1/1/2025 to 12/31/2025	X
WFCM 2015-SG1	8/1/2015	1/1/2025 to 12/31/2025	X
WFCM 2016-C37	12/1/2016	1/1/2025 to 12/31/2025
WFCM 2016-LC24	9/1/2016	1/1/2025 to 12/31/2025
WFCM 2016-NXS6	10/1/2016	1/1/2025 to 12/31/2025
WFCM 2017-C41	11/1/2017	1/1/2025 to 12/31/2025
WFCM 2017-RB1	3/1/2017	1/1/2025 to 12/31/2025
WFCM 2024 GRP	10/30/2024	1/1/2025 to 12/31/2025
WFCM 20241CHI	6/25/2024	1/1/2025 to 12/31/2025
WFCM 2024-BPRC	7/15/2024	1/1/2025 to 12/31/2025
WFCM 2025-5C3	1/1/2025	1/1/2025 to 12/31/2025
WFCM 2025-5C7	12/1/2025	12/1/2025 to 12/31/2025
WFCM 2025-B33RP	8/21/2025	8/21/2025 to 12/31/2025
WFCM 2025-NYCH	6/24/2025	6/24/2025 to 12/31/2025
WFCMT 2017-C39	8/1/2017	1/1/2025 to 12/31/2025
WFRBS 2012-C9	10/12/2012	1/1/2025 to 12/31/2025

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BELLOAK ADVISORS (LOGO)

Portfolio Name:	Service Agreement Date	Period in Scope:	Senior Trust Advisor, Trust Advisor, and Operating Advisor activity required as of and for the year ended December 31, 2025
WFRBS 2013-C13	5/1/2013	1/1/2025 to 12/31/2025	X
WFRBS 2013-C15	8/1/2013	1/1/2025 to 12/31/2025	X
WFRBS 2014-C19[1]	3/1/2014	1/1/2025 to 4/30/2025	X
WFRBS 2014-C21	8/1/2014	1/1/2025 to 12/31/2025	X
WFRBS 2014-C23	9/1/2014	1/1/2025 to 12/31/2025	X
WFRBS 2014-C25	12/1/2014	1/1/2025 to 12/31/2025
WFRBS 2014-LC14	2/1/2014	1/1/2025 to 12/31/2025	X

1 BellOak, LLC was discharged or resigned from Senior Trust Advisor, Trust Advisor, and Operating Advisor duties for this portfolio in the 2024 calendar year. As such, BellOak LLC’s only responsibility in the Reporting Period was to deliver the annual report related to the 2024 portfolio activity within 120 days of the prior calendar year (2024), in accordance with the applicable criteria and requirements set forth in the transaction agreements. BellOak, LLC did not serve as the Senior Trust Advisor, Trust Advisor, and Operating Advisor for this portfolio in any other capacity during the Reporting Period.

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